UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2004

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

135 North Los Robles Avenue, Suite 250
Pasadena, California   91101
(Address of principal executive offices including zip code)

(626) 578-0777
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 22, 2004, Alexandria Real Estate Equities, Inc. (the "Company") entered into an amendment and restatement of its existing unsecured revolving and term credit facilities. Bank of America Securities LLC and Citigroup Global Markets Inc. serve as Joint Lead Arrangers, Bank of America, N.A. serves as Administrative Agent, Citicorp North America, Inc. and Commerzbank AG serve as Syndication Agents and Societe Generale and Eurohypo AG serve as Documentation Agents.

The maximum permitted borrowings under the unsecured revolving and term credit facilities have been increased to $500 million and $250 million, respectively. The Company may in the future elect to increase commitments under the unsecured revolving credit facility by up to an additional $100 million.

The unsecured revolving credit facility has a maturity date of December 2007, which may be extended, at the Company's sole option, for an additional one year period. The unsecured term loan has a maturity date of December 2009. Borrowings under both credit facilities bear interest at a floating rate based on the Company's election of either a Eurodollar based rate, or the higher of the bank's reference rate or the federal funds rate plus 0.5%. Under the amended and restated credit facilities, applicable margins on Eurodollar based rate loans, which are based on the Company's debt rating or leverage ratio, have been reduced. For each Eurodollar based advance, the Company must elect a Eurodollar period of one, two, three or six months.

These credit facilities contain financial covenants including, among other things, maintenance of minimum net worth, a total liabilities to gross asset value ratio, and a fixed charge coverage ratio. In addition, the terms of the credit facilities restrict, among other things, certain investments, indebtedness, distributions and mergers. Aggregate borrowings under the credit facilities may be limited to an amount based on the net operating income derived from a pool of unencumbered properties. These credit facilities contain customary events of default. Upon the occurrence of an event of default that remains uncured, the outstanding borrowings under these credit facilities may be accelerated and become due and payable immediately.

A copy of the Company's press release regarding the amendment and restatement of the credit facilities is filed herewith as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

    99.1 Press Release of Alexandria Real Estate Equities, Inc. dated December 23, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

December 23, 2004	By: /s/ DEAN A. SHIGENAGA
Dean A. Shigenaga
Chief Financial Officer